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                                                                    EXHIBIT 10.2
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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          ACTIVEIQ TECHNOLOGIES, INC.,
                            A MINNESOTA CORPORATION,

                            METEOR INDUSTRIES, INC.,
                             A COLORADO CORPORATION,

                                       AND

                                MI MERGER, INC.,
                             A MINNESOTA CORPORATION







                                January 11, 2001




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                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS........................................................1

ARTICLE II  MERGER............................................................6
        2.1   Reincorporation Merger..........................................6
        2.2   Effect of Merger................................................6
        2.3   Effect on AIQ Capital Stock and Merger Sub Capital Stock .......7
        2.4   Rights of Holders of AIQ Capital Stock..........................8
        2.5   Procedure for Exchange of AIQ Common Stock......................9
        2.6   Dissenting Shares...............................................10

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF AIQ............................11
        3.1   Organization and Qualification..................................11
        3.2   Authority Relative to this Agreement; Non-Contravention.........11
        3.3   Capitalization..................................................12
        3.4   Financial Statements............................................12
        3.5   Litigation......................................................12
        3.6   No Brokers or Finders...........................................13
        3.7   Absence of Undisclosed Liabilities..............................13
        3.8   No Material Adverse Change......................................13
        3.9   Leased Premises.................................................13
        3.10  Tax Matters.....................................................14
        3.11  Contracts and Commitments.......................................14
        3.12  Intellectual Property Rights....................................15
        3.13  Employees.......................................................18
        3.14  Employee Benefit Plans..........................................19
        3.15  Insurance.......................................................19
        3.16  Affiliated Transactions.........................................19
        3.17  Compliance with Laws; Permits...................................20
        3.18  Environmental Matters...........................................20
        3.19  Absence of Certain Developments.................................22
        3.20  Disclosure......................................................22
        3.21  Proxy Statement.................................................22
        3.22  Securities Act Sales............................................23

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF MI..............................23
        4.1   Organization and Qualification..................................23
        4.2   Authority Relative to This Agreement; Non Contravention.........23
        4.3   Capitalization..................................................24
        4.4   Exchange Act Reports............................................24
        4.5   Subsidiaries....................................................25
        4.6   Absence of Certain Developments.................................25
        4.7   Absence of Undisclosed Liabilities..............................26
        4.8   No Material Adverse Change......................................26
        4.9   Litigation......................................................26



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        4.10  No Brokers or Finders...........................................26
        4.11  Proxy Statement.................................................26
        4.12  Validity of the Surviving Company Common Stock..................27
        4.13  Tax Matters.....................................................27
        4.14  Contracts and Commitments.......................................27
        4.15  Intellectual Property...........................................28
        4.16  Employees.......................................................28
        4.17  Employee Benefit Plans..........................................28
        4.18  Insurance.......................................................29
        4.19  Affiliate Transactions..........................................29
        4.20  Control of Subsidiaries.........................................30
        4.21  Compliance with Laws, Permits...................................30
        4.22  Environmental Matters...........................................30
        4.23  Disclosure......................................................31

ARTICLE V  CONDUCT OF BUSINESS PENDING THE MERGER.............................32
        5.1   Conduct of Business by MI.......................................32
        5.2   Conduct of Business by AIQ......................................32

ARTICLE VI  ADDITIONAL COVENANTS AND AGREEMENTS...............................33
        6.1   Governmental Filings............................................33
        6.2   Expenses........................................................33
        6.3   Due Diligence; Access to Information; Confidentiality...........33
        6.4   Proxy Statement.................................................34
        6.5   Tax Treatment...................................................35
        6.6   Press Releases..................................................35
        6.7   Securities Reports..............................................35
        6.8   NASDAQ Listing..................................................35
        6.9   Shareholder Approvals...........................................35
        6.10  No Solicitation.................................................36
        6.11  Failure to Fulfill Conditions...................................36
        6.12  Tax Opinion.....................................................36
        6.13  Resignations and Election of Directors..........................36
        6.14  Notification of Certain Matters.................................37
        6.15  Covenant Not to Register........................................37
        6.16  Continuing Liability............................................37

ARTICLE VII  CONDITIONS.......................................................38
        7.1   Conditions to Obligations of Each Party.........................38
        7.2   Additional Conditions to Obligations of MI......................39
        7.3   Additional Conditions to Obligation of AIQ......................40

ARTICLE VIII  TERMINATION, AMENDMENT AND WAIVER...............................42
        8.1   Termination.....................................................42
        8.2   Amendment.......................................................43
        8.3   Waiver..........................................................43



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ARTICLE IX  GENERAL PROVISIONS................................................44
        9.1   Notices.........................................................44
        9.2   Interpretation..................................................44
        9.3   Severability....................................................45
        9.4   Miscellaneous...................................................45
        9.5   Non-Survival of Representations, Warranties and Covenants.......45
        9.6   Schedules.......................................................45
        9.7   Counterparts....................................................45
        9.8   Third Party Beneficiaries.......................................45


Exhibit A   Form of Reincorporation Articles of Merger
Exhibit B   Form of Articles of Merger
Exhibit C   Form of New MI Articles of Incorporation
Exhibit D   Form of New MI Bylaws
Exhibit E   Form of Agreement and Plan of Reincorporation Merger
Exhibit F   Form of Merger Warrant
Exhibit G   Form of Investment Letter
Exhibit H   AIQ Lock-Up Agreement
Exhibit I   MI Shareholder Lock-Up Agreement
Exhibit J   MI Director and Officer Lock-Up Agreement
Exhibit K   Environmental Liability Opinions



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                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of January 11, 2001, by and among ACTIVEIQ TECHNOLOGIES, INC., a Minnesota corporation ("AIQ"), METEOR INDUSTRIES, INC., a Colorado corporation ("MI") and MI MERGER, INC., a Minnesota corporation and a wholly-owned subsidiary of MI ("Merger Sub").

                               W I T N E S S E T H

        WHEREAS, the Boards of Directors of AIQ and MI have determined that it is in the best interests of such corporations and their respective shareholders to consummate the merger of Merger Sub, a newly-formed wholly-owned subsidiary of MI, with and into AIQ with AIQ as the surviving corporation (the "Merger");

        WHEREAS, AIQ and MI desire that the Merger be made on the terms and subject to the conditions set forth in this Agreement and qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended; and

        WHEREAS, as a condition to the Merger, AIQ requires that MI merge into a newly-formed Minnesota corporation ("New MI"), after which Merger Sub will merge into AIQ, which will then be a wholly-owned subsidiary of New MI.

        NOW, THEREFORE, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        As used herein, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

        "Affiliate" has the meaning as defined in Regulation 12b-2 promulgated under the Exchange Act, as such regulation is in effect on the date hereof.

        "AIQ Dissenting Shares" shall have the meaning ascribed thereto in
SECTION 2.5(a).

        "AIQ Financial Statements" shall have the meaning ascribed thereto in
SECTION 3.4.

        "AIQ Intellectual Property" means any Technology and Intellectual Property Rights including AIQ Registered Intellectual Property Rights (as defined below) that are owned (in whole or in part) by or exclusively licensed to AIQ.

        "AIQ Latest Balance Sheet" shall have the meaning ascribed thereto in
SECTION 3.7.

        "AIQ Leases" shall have the meaning ascribed thereto in SECTION 3.9.



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        "AIQ Permits" shall have the meaning ascribed thereto in SECTION
3.17(b).

        "AIQ Real Property" shall have the meaning ascribed thereto in SECTION 3.9.

        "AIQ Registered Intellectual Property Rights" has the meaning set forth in SECTION 3.12(a).

        "Articles" shall, with respect to any corporation, mean those instruments that at the time constitute its articles of incorporation or other charter document as filed or recorded under the general corporation or other applicable law of the jurisdiction of its incorporation or organization, including the articles or certificate of incorporation and any and all amendments thereto.

        "Articles of Merger" shall mean the articles of merger in substantially the form attached hereto as EXHIBIT B.

        "Available Cash" shall have the meaning ascribed thereto in SECTION 7.3(b).

        "CBCA" means the Colorado Business Corporations Act, as amended (Colorado Revised Statutes, Title 7, Articles 101 through 117).

        "Closing" shall have the meaning ascribed thereto in SECTION 2.1(e).

        "Closing Date" shall have the meaning ascribed thereto in SECTION
2.1(e).

        "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation.

        "Copyrights" has the meaning set forth in the definition of Intellectual Property Rights.

         "Effective Date" shall have the meaning ascribed thereto in SECTION 2.1(e).

        "Effective Time" shall have the meaning ascribed thereto in SECTION 2.1(e).

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" shall mean the Exchange Act of 1934, as amended.

        "Exchange Ratio" shall have the meaning ascribed thereto in SECTION 2.2(a).

        "GAAP" shall mean Generally Accepted Accounting Principles as in effect from time to time.

        "Governmental Body" means any:

                (a) nation, province, state, county, city, town, village, district, or other jurisdiction of any nature;

                (b) federal, provincial, state, local, municipal, foreign, or other government;



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                (c) governmental or quasi-governmental authority of any nature
        (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                (d) multi-national organization or body; or

                (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

        "IRS" shall mean the Internal Revenue Service of the United States.

        "Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("Patents"); (b) all trade secrets and other rights in know-how and confidential or proprietary information; (c) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (d) all maskworks, maskwork registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("Maskworks"); (e) all industrial designs and any registrations and applications therefor throughout the world; (f) all rights in World Wide Web addresses and domain names and applications and registrations therefor; (g) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("Trademarks"); and (h) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

        "Liabilities" shall mean any and all debts, liabilities, accounts payable, Taxes, claims and other obligations, absolute or contingent, mature or not mature, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, or any actual or threatened action, suit, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal, any order or consent decrees of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

        "Material Adverse Effect" shall, with respect to an entity, mean any condition, event, change or occurrence, individually or collectively, that has had or may reasonably be expected to have a material adverse effect on the business, operations, results of operations or financial condition of such entity on a consolidated basis.

        "MBCA" shall mean the Minnesota Business Corporations Act, as amended (Minnesota Statutes, Chapter 302A).

        "Merger" shall have the meaning ascribed thereto in the preambles of this Agreement.

        "Merger Warrant" shall mean the common stock purchase warrant to be issued to the holders of AIQ Common Stock in accordance with SECTION 2.2(a) in substantially the form of EXHIBIT F attached hereto.


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        "MI" means Meteor Industries, Inc., a Colorado corporation and, for purposes of this Agreement, does not include any of its subsidiaries, unless otherwise expressly stated herein.

        "MI Board" shall mean the Board of Directors of MI immediately prior to the Effective Date.

        "MI Common Stock" shall mean the common stock, par value $.001 per share, of MI prior to the Effective Date.

        "MI Dissenting Shares" shall have the meaning ascribed thereto in
SECTION 2.5(b).

        "MI 8-K Reports" shall have the meaning ascribed thereto in SECTION 4.4.

        "MI Latest Balance Sheet" shall have the meaning ascribed thereto in
SECTION 4.7.

        "MI Private Placement" shall mean the proposed private placement by MI of 120,000 units of its securities at a price of $15.00 per unit, each unit consisting of five (5) shares of MI Common Stock and a warrant (in substantially the form of the Merger Warrant) to purchase three (3) shares of MI Common Stock at a price of $5.50 per share.

        "MI Proxy Statements" shall have the meaning ascribed thereto in SECTION 4.4.

        "MI Real Property" shall mean all of the real property owned, used or occupied by MI.

        "MI Subsidiary" (or collectively, "MI Subsidiaries") shall mean each corporation, limited liability company or other business entity in which MI owns a majority of the outstanding shares of capital stock and, notwithstanding the forgoing, shall include Meteor Office, LLC and, upon its formation, Meteor Enterprises, Inc. and all of its direct subsidiaries.

        "MI 10-K Reports" shall have the meaning ascribed thereto in SECTION
4.4.

        "MI 10-Q Reports" shall have the meaning ascribed thereto in SECTION
4.4.

        "NASDAQ" shall mean the National Association of Securities Dealers, Inc. Automated Quotation System.

        "PTO" has the meaning set forth in SECTION 3.12(a).

        "Patents" has the meaning set forth in the definition of Intellectual Property Rights.

        "Person" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

        "Proxy Statement" shall have the meaning ascribed thereto in SECTION
6.4.


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        "Registered Intellectual Property Rights" all United States,
international and foreign: (a) Patents, including applications therefor; (b) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks; (c) Copyrights registrations and applications to register Copyrights; (d) Maskwork registrations and applications to register Maskworks; and (e) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public or private legal authority at any time.

        "Reincorporation Articles of Merger" shall mean the articles of merger in substantially the form attached hereto as EXHIBIT A.

        "Reincorporation Merger" shall mean the merger of MI with and into New MI, as described in ARTICLE II.

        "Requisite AIQ Shareholder Vote" shall have the meaning ascribed thereto in SECTION 3.2.

        "Requisite MI Shareholder Vote" shall have the meaning ascribed thereto in SECTION 4.2.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        "Schedules" or "Schedule" shall refer to the disclosure schedules prepared by the parties hereto and attached as a part of this Agreement.

        "Subsidiary" shall, with respect to any entity, mean each corporation in which such entity owns directly or indirectly fifty percent (50%) or more of the voting securities of such corporation and shall, unless otherwise indicated, be deemed to refer to both direct and indirect subsidiaries of such entity.

        "Surviving Company" shall have the meaning ascribed thereto in ARTICLE
II.

        "Surviving Company Common Stock" shall mean the common stock, par value $.01 per share, of the Surviving Company.

        "Tax or Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees' income withholding, foreign or domestic withholding, social security, unemployment, disability, workers' compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind


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whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

        "Technology" shall mean any or all of the following: (i) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and maskworks; (ii) inventions (whether or not patentable), improvements, and technology; (iii) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (iv) databases, data compilations and collections and technical data; (v) logos, trade names, trade dress, trademarks, service marks; (vi) World Wide Web addresses, domain names and sites; (vii) tools, methods and processes; and (viii) all instantiations of the foregoing in any form and embodied in any media.

                                   ARTICLE II

                                     MERGER

        Subject to the satisfaction or waiver of the conditions set forth in
ARTICLE VII, at the Effective Time, (i) MI will merge with and into New MI (the "Reincorporation Merger"), (ii) Merger Sub will merge with and into AIQ, (iii) AIQ will become a wholly-owned subsidiary of New MI, and (iv) New MI will change its name to "Active IQ Technologies, Inc.," or such other name acceptable to AIQ. AIQ, as a wholly-owned subsidiary of New MI after giving effect to the Merger, shall be defined herein as the "Surviving Company." The Reincorporation Merger will be effected pursuant to the Reincorporation Articles of Merger and the Merger will be effected pursuant to the Articles of Merger, both pursuant to the provisions of, and with the effect provided in, Section 302A.641 of the MBCA.

        2.1 REINCORPORATION MERGER. The articles of incorporation and bylaws of New MI shall be in the forms attached hereto as EXHIBITS C and D, respectively. The Reincorporation Merger shall be effected in accordance with the Agreement and Plan of Merger attached hereto as EXHIBIT E.

        2.2   EFFECT OF MERGER

        (a) From and after the Effective Time and until further amended in accordance with law, (i) the Articles of Incorporation of AIQ as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Company, and (ii) the Bylaws of AIQ as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company. From and after the Effective Time, the directors and officers of the Surviving Company shall be the persons who were directors of AIQ immediately prior to the Effective Time and the officers of AIQ immediately prior to the Effective Time. These directors and officers of the Surviving Company shall hold office for the term specified in, and subject to the provisions contained in, the Articles of Incorporation and Bylaws of the Surviving Company and applicable law. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of the Surviving Company, such vacancy shall be filled in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Company.


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        The initial Board of Directors of New MI immediately after the Effective
Time will consist of seven (7) persons of which six (6) will be designated by AIQ's Board of Directors and approved by MI's Board of Directors immediately prior to the Effective Time and one (1) will be designated by MI's Board of Directors immediately prior to the Effective Time. Immediately after the Effective Time, the Board of Directors of New MI will elect the officers of AIQ immediately prior to the Effective Time as the officers of New MI. The initial directors and officers of New MI shall hold office for the term specified in, and subject to the provisions contained in, the articles of incorporation and bylaws of New MI and applicable law. If, at or after the Effective Time, a vacancy shall exist on the Board of Directors or in any of the offices of New
MI, such vacancy shall be filled in the manner provided in the Articles and Bylaws of New MI.

        (b) At the Effective Time, the Surviving Company shall thereupon and thereafter be responsible and liable for all the liabilities, debts, duties, restrictions, disabilities and obligations of each of AIQ and the Merger Sub, all without further action.

        (c) At the Effective Time, the Surviving Company shall thereupon and thereafter possess all the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of AIQ and the Merger Sub; all property, real, personal and mixed, and all debts due on whatever account, and all and every other interest, of or belonging to or due to each of AIQ and the Merger Sub, shall be taken and deemed to be transferred to and vested in the Surviving Company without further act or deed; and the title to any real estate or any interest therein, vested in AIQ and the Merger Sub shall not revert or be in any way impaired by reason of the Merger.

        (d) MI, New MI, the Merger Sub and AIQ, respectively, shall each use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the MBCA at the Effective Time. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either AIQ or Merger Sub, the officers of the Surviving Company are fully authorized in the name of New MI, AIQ and Merger Sub or otherwise to take, and shall take, all such lawful and necessary action.

        (e) Subject to the provisions of ARTICLES VII AND VIII hereof, the closing (the "Closing") of the transactions contemplated hereby shall take place at such location, on such date (the "Closing Date") and at such time as AIQ and MI mutually agree at the earliest practicable time after the satisfaction or waiver of the conditions in ARTICLE VII, but in no event later than ten (10) business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto. On the Closing Date, to effect the Merger, the parties hereto will cause the Reincorporation Articles of Merger and the Articles of Merger to be filed with the Minnesota Secretary of State in accordance with the MBCA. The Merger, shall be effective when the Articles of Merger are filed with the Minnesota Secretary of State (the "Effective Time"). As used herein, the term "Effective Date" shall mean the date on which the Articles of Merger are filed with the Minnesota Secretary of State.

        2.3 EFFECT ON AIQ CAPITAL STOCK AND MERGER SUB CAPITAL STOCK. To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:


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        (a)   each issued and outstanding share of AIQ Common Stock immediately prior to the Effective Time (other than shares to be extinguished pursuant to SECTION 2.2(e) below and AIQ Dissenting Shares as defined in SECTION 2.5 below) shall be converted into and exchangeable for 1.000 share (the "Exchange Ratio") of New MI Common Stock (after giving effect to the Reincorporation Merger) and New MI shall issue to holders of AIQ Common Stock (i) shares of New MI Common Stock based on the Exchange Ratio, subject to adjustment as provided in SECTION 7.3(b), in exchange for such outstanding shares of AIQ Common Stock and (ii) a Merger Warrant to purchase two (2) shares of New MI Common Stock at a price of $5.50 per share for every three (3) shares of AIQ Common Stock owned by such holders;

        (b) all stock option plans duly adopted by MI prior to the date hereof and all outstanding options to purchase shares of MI Common Stock issued pursuant to such plans shall be continued by New MI in accordance with the terms thereof;

        (c) all stock option plans duly adopted by AIQ prior to the date hereof and all outstanding options to purchase shares of AIQ Common Stock issued pursuant to the such plans shall be continued by New MI and shall convert to the right to purchase the same number of shares of New MI Common Stock;

        (d) all other warrants or other options to purchase shares of AIQ Common Stock outstanding immediately prior to the Effective Time shall convert to the right to purchase the same number of shares of New MI Common Stock;

        (e) each share of AIQ Common Stock issued and outstanding immediately prior to the Effective Time and owned by Merger Sub, MI or New MI shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

        (f) all issued and outstanding shares of common stock, $.01 par value per share, of the Merger Sub held by MI immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

        2.4   RIGHTS OF HOLDERS OF AIQ CAPITAL STOCK.

        (a) On and after the Effective Date and until surrendered for exchange, each outstanding stock certificate that immediately prior to the Effective Date represented shares of AIQ Common Stock (except Dissenting Shares and shares extinguished pursuant to SECTION 2.2(e)) shall be deemed for all purposes, to evidence ownership of and to represent (i) the number of whole shares of New MI Common Stock into which such shares of AIQ Common Stock shall have been converted pursuant to SECTION 2.2(a) above and (ii) a Merger Warrant to purchase the number of shares of New MI Common Stock and at the price described in SECTION 2.2(a). The record holder of each such outstanding certificate representing shares of AIQ Common Stock, shall, after the Effective Date, be entitled to vote the shares of New MI Common Stock into which such shares of AIQ Common Stock shall have been converted on any matters on which the holders of record of the New MI Common Stock, as of any date subsequent to the Effective Date, shall be entitled to vote. In any matters relating to such certificates of AIQ Common Stock, New MI may rely conclusively upon the record of shareholders



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maintained by AIQ containing the names and addresses of the holders of record of
AIQ Common Stock on the Effective Date.

        (b) On and after the Effective Date, New MI shall reserve a sufficient number of authorized but unissued shares of New MI Common Stock for issuance in connection with (i) the conversion of AIQ Common Stock into New MI Common Stock, (ii) the exercise of all options and warrants to purchase shares of AIQ Common Stock outstanding immediately prior to the Effective Time, and
(iii) the exercise of the Merger Warrants.

        (c) The Exchange Ratio set forth in SECTION 2.2(a) shall be adjusted equitably to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into AIQ Common Stock or MI Common Stock), reorganization or other like change occurring after the date of this Agreement and prior to the Effective Time.

        2.5   PROCEDURE FOR EXCHANGE OF AIQ COMMON STOCK.

        (a) After the Effective Date, holders of certificates theretofore evidencing outstanding shares of AIQ Common Stock (except Dissenting Shares and shares extinguished pursuant to SECTION 2.2(e)), upon surrender of such certificates to the Secretary of New MI, shall be entitled to receive (i) certificates representing the number of whole shares of New MI Common Stock into which shares of AIQ Common Stock theretofore represented by the certificates so surrendered shall have been converted as provided in SECTION 2.2(a) hereof, and
(ii) Merger Warrants to purchase two (2) shares of New MI Common Stock for every three (3) shares of AIQ Common Stock theretofore represented by the AIQ Common Stock certificates so surrendered. New MI shall not be obligated to deliver the consideration to which any former holder of shares of AIQ Common Stock is entitled as a result of the Merger until such holder surrenders the certificate or certificates representing such shares. Upon surrender, each certificate evidencing AIQ Common Stock shall be canceled. If there is a transfer of AIQ Common Stock ownership which is not registered in the transfer records of AIQ, a certificate representing the proper number of shares of New MI Common Stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if: (x) upon presentation to the Secretary of the Surviving Company, such certificate shall be properly endorsed or otherwise be in proper form for transfer, (y) the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of New MI Common Stock to a person other than the registered holder of such certificate or establish to the reasonable satisfaction of the Surviving Company that such tax has been paid or is not applicable, and (z) the issuance of such New MI Common Stock shall not, in the sole discretion of the Surviving Company, violate the requirements of the Regulation D "safe harbor" of the Securities Act with respect to the private placement of New MI Common Stock that will result from the Merger.

        (b) No fractional shares of New MI Common Stock shall be issued in exchange for shares of AIQ Common Stock. In lieu thereof, New MI shall pay to the owner thereof cash equal to the pro rata market price of a share of MI Common Stock based on the closing sales price of the MI Common Stock on the Effective Date as reported on the NASDAQ Small Cap Market.

        (c) All shares of New MI Common Stock issued upon the surrender for exchange of AIQ Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of AIQ Common Stock.

        (d) In the event any certificate for AIQ Common Stock shall have been lost, stolen or destroyed, New MI shall issue and pay in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of the New MI Common Stock and cash for fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that the New MI, in its discretion and as a condition precedent to the issuance and payment thereof, may require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against New MI or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

        2.6   DISSENTING SHARES.

        (a)   Notwithstanding anything in this Agreement to the contrary, if
Section 302A.471 of the MBCA shall be applicable to the Merger, shares of AIQ Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted such shares in favor of the Merger, who shall have delivered, prior to any vote on the Merger, a written demand for the fair value of such shares in the manner provided in
Section 302A.473 of the MBCA and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to dissenters' rights ("AIQ Dissenting Shares") shall not be converted into or represent a right to receive shares of New MI Common Stock pursuant to SECTION 2.2(a) above, but the holders thereof shall be entitled only to such rights as are granted by Section 302A.473 of the MBCA. Each holder of AIQ Dissenting Shares who becomes entitled to payment for such shares pursuant to Sections 302A.471 and 302A.473 of the MBCA shall receive payment therefor from the Surviving Company in accordance with the MBCA; provided, however, that if any such holder of AIQ Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Section 302A.473 of the MBCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive payment from New MI of shares of New MI Common Stock as provided in SECTION 2.2(a) above.

        (b)   Notwithstanding anything in this Agreement to the contrary, if
Section 7-113-102 of the CBCA shall be applicable to the sale by MI of all or substantially all of its assets (as contemplated by SECTION 7.3(a)) (the "MI Asset Sale"), which is a condition to AIQ's obligation to close, shares of MI Common Stock that are issued and outstanding immediately prior to the effective date of the MI Asset Sale and which are held by shareholders who have not voted such shares in favor of such sale, who shall have delivered, prior to any vote on the MI Asset Sale, a written demand for the fair value of such shares in the manner provided in Sections 7-113-202 and 7-113-203 of the CBCA and who, as of the effective date of the MI Asset Sale, shall not have effectively withdrawn or lost such right to dissenters' rights ("MI Dissenting Shares") shall not be converted into or represent a right to receive shares of New MI Common Stock as a result of the Reincorporation Merger, but the holders thereof shall be entitled only to such rights as are granted by Article 113 of the CBCA. Each holder of MI Dissenting Shares who becomes entitled to payment for such shares pursuant to Article 113 of the CBCA shall receive payment therefor from the Surviving Company in accordance with the CBCA;

provided, however, that if any such holder of MI Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Article 113 of the CBCA, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Date, into and represent the right to receive payment from New MI of shares of New MI Common Stock as a result of the Reincorporation Merger.


                                   ARTICLE III

                      REPRESENTATIONS AND WARRANTIES OF AIQ

        AIQ hereby represents and warrants as follows:

        3.1 ORGANIZATION AND QUALIFICATION. AIQ is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power to carry on its business as now conducted. The copies of the Articles and Bylaws of AIQ, which have been made available to MI prior to the date of this Agreement, are correct and complete copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, the term "Articles" with respect to any corporation shall mean those instruments that at that time constitute its articles of incorporation as filed or recorded under the general corporation or other applicable law of the jurisdiction of its incorporation or organization, including the articles or certificate of incorporation and any and all amendments thereto. AIQ is licensed or qualified to do business in every jurisdiction in which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on AIQ.

        3.2 AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION. AIQ has the requisite corporate power and authority to enter into this Agreement and the Articles of Merger and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Articles of Merger by AIQ and the consummation by AIQ of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of AIQ and, except for approval of this Agreement and the Merger by the requisite vote of AIQ's shareholders, no other corporate proceedings on the part of AIQ are necessary to authorize the execution and delivery of this Agreement, the Articles of Merger and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by AIQ and, assuming it is a valid and binding obligation of MI, constitutes a valid and binding obligation of AIQ enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. The Articles of Merger, when executed and delivered by AIQ, will constitute the valid and binding obligation of AIQ, enforceable in accordance with its terms. Except as set forth in SCHEDULE 3.2, AIQ is not subject to, or obligated under, any provision of (a) its Articles or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, the Articles of Merger, or the consummation of the transactions contemplated hereby or thereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on AIQ. Except for (i) the approval of the Merger, the Articles of Merger and this Agreement by a requisite vote of the shareholders of AIQ (the "Requisite AIQ Shareholder Vote"), (ii) approvals under applicable Blue Sky laws, (iii) the filing of the Articles of Merger and the Reincorporation Articles of Merger with the Secretaries of State of the States of Minnesota and Colorado (as appropriate) in accordance with the MBCA and the CBCA, and (iv) such filings, authorizations or approvals as may be set forth in SCHEDULE 3.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of AIQ for the consummation by AIQ of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same will not, in the aggregate, have a Material Adverse Effect on AIQ or adversely affect the consummation of the transactions contemplated hereby.

        3.3 CAPITALIZATION. The authorized, issued and outstanding shares of capital stock of AIQ as of the date hereof is correctly set forth on SCHEDULE
3.3. The issued and outstanding shares of capital stock of AIQ are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. AIQ has no other equity securities or securities containing any equity features authorized, issued or outstanding. Except as set forth in SCHEDULE 3.3 hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by AIQ and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from AIQ any shares of capital stock or other securities of AIQ of any kind. Except as set forth on SCHEDULE 3.3, there are no agreements or other obligations (contingent or otherwise) which may require AIQ to repurchase or otherwise acquire any shares of its capital stock.

        3.4 FINANCIAL STATEMENTS. Prior to the execution of this Agreement, AIQ shall have delivered or made available to MI complete and accurate copies of AIQ's audited financial statements for the year ended December 31, 1999, and unaudited balance sheets and income statements at and for the quarterly period ended September 30, 2000 (the "AIQ Financial Statements"). As of their respective date, or as subsequently amended prior to the date hereof, such documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The AIQ Financial Statements are based upon the information contained in the books and records of AIQ and fairly present the financial condition of AIQ as of the dates thereof and results of operations for the periods referred to therein. The audited AIQ Financial Statements have been prepared in accordance with GAAP. The unaudited AIQ Financial Statements have been prepared in accordance with GAAP applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required to be prepared in accordance with GAAP) consistently with the audited AIQ Financial Statements and reflect all adjustments necessary to a fair statement of the results for the interim periods presented.

        3.5 LITIGATION. As of the date hereof, there are no actions, suits, proceedings, orders or investigations pending or threatened against AIQ, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which challenges or seeks to make illegal or to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby or seeks to obtain material damages in connection with the transactions contemplated hereby.

        3.6 NO BROKERS OR FINDERS. Except as disclosed on SCHEDULE 3.6, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of AIQ.

        3.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as reflected in the unaudited balance sheet of AIQ dated September 30, 2000 (the "AIQ Latest Balance Sheet Date"), AIQ has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) liabilities which have arisen after the AIQ Latest Balance Sheet Date in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) as otherwise set forth in SCHEDULE 3.7 attached hereto.

        3.8 NO MATERIAL ADVERSE CHANGE. Since the AIQ Latest Balance Sheet Date, there has been no material adverse change in the assets, financial condition, operating results, customer, employee or supplier relations, or business condition of AIQ.

        3.9   LEASED PREMISES.

        (a) AIQ owns no real property. The real property demised to AIQ by the leases described in SCHEDULE 3.9 (the "AIQ Leases") hereto constitutes all of the real property used or occupied by AIQ (the "AIQ Real Property").

        (b) The AIQ Leases are in full force and effect, and AIQ holds a valid and existing leasehold interest under each of the AIQ Leases for the term set forth in SCHEDULE 3.9 hereto. AIQ is not in default, and there exist no circumstances which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the AIQ Leases; nor is any other party to any of the AIQ Leases in default.

        (c) Each of the tangible properties and tangible assets reflected on the AIQ Latest Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, (ii) liens set forth in SCHEDULE 3.9 hereto, (iii) the properties subject to the AIQ Leases, (iv) assets disposed of since the date of the AIQ Latest Balance Sheet in the ordinary course of business, (v) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen and (vi) liens in respect of pledges or deposits under workers' compensation laws.

        3.10  TAX MATTERS.

        (a) AIQ has: (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (iii) established on the AIQ Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

        (b) There are no liens for Taxes upon any assets of AIQ, except liens for Taxes not yet due.

        (c) No deficiency for any Taxes has been proposed, asserted or assessed against AIQ that has not been resolved and paid in full. Except as disclosed in SCHEDULE 3.10, no waiver, extension or comparable consent given by AIQ regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. Except as disclosed in SCHEDULE 3.10, there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to AIQ by any Taxing authority regarding any such Tax, audit or other proceeding, nor is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. AIQ does not expect the assessment of any additional Taxes of AIQ for any period prior to the date hereof and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of AIQ which would exceed the estimated reserves established on their respective books and records.

        (d) Except as set forth on SCHEDULE 3.10, AIQ is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by AIQ that are not deductible (in whole or in part) under Section 280G of the Code.

        (e) Except as set forth on SCHEDULE 3.10, AIQ has not requested any extension of time within which to file any Return, which Return has not since been filed.

        3.11  CONTRACTS AND COMMITMENTS.

        (a) SCHEDULE 3.11 hereto lists the following agreements, whether oral or written, to which AIQ is a party, which are currently in effect, and which relate to the operation of AIQ's business: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal;
(iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (vi) confidentiality agreement;

(vii) contract, agreement or understanding relating to the voting of AIQ Common Stock or the election of directors of AIQ; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of AIQ; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which AIQ is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000; (xi) lease or agreement under which AIQ is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000; (xii) contract which prohibits AIQ from freely engaging in business anywhere in the world; (xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by AIQ in connection with the intellectual property rights listed in SCHEDULE 3.12 hereto; (xiv) contract or commitment for capital expenditures in excess of $10,000; (xv) agreement for the sale of any capital asset; (xvi) contract with any AIQ Affiliate thereof which in any way relates to AIQ (other than for employment on customary terms); or
(xvii) other agreement which is either material to AIQ's business or was not entered into in the ordinary course of business.

        (b) AIQ has performed all obligations required to be performed by it in connection with the contracts or commitments required to be disclosed in
SCHEDULE 3.11 hereto and are not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; AIQ has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and AIQ has no knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

        3.12  INTELLECTUAL PROPERTY RIGHTS.

        (a) SCHEDULE 3.12 lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by AIQ (the "AIQ Registered Intellectual Property Rights") and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the AIQ Registered Intellectual Property Rights or AIQ Intellectual Property.


        (b) Each item of AIQ Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such AIQ Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such AIQ Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. There are no actions that must be taken by AIQ within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. In each case in which AIQ has acquired any Technology or Intellectual Property Right from any Person, AIQ or such Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to AIQ. To the maximum extent provided for by, and in accordance with, applicable laws and regulations, AIQ has recorded each such assignment of a Registered Intellectual Property Right assigned to AIQ with the relevant Governmental Body, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be. AIQ has not claimed a particular status, including "Small Business Status," in the application for any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing.

        (c) AIQ has no Knowledge of any facts or circumstances that would render any AIQ Intellectual Property invalid or unenforceable. Without limiting the foregoing, AIQ knows of no information, materials, facts, or circumstances, including any information or fact that would constitute prior art, that would render any of the AIQ Registered Intellectual Property Rights invalid or unenforceable, or would adversely effect any pending application for any AIQ Registered Intellectual Property Right and AIQ has not misrepresented, or failed to disclose, and has no Knowledge of any misrepresentation or failure to disclose, any fact or circumstances in any application for any AIQ Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any AIQ Registered Intellectual Property Right.

        (d) Each item of AIQ Intellectual Property is free and clear of any Security Interests except for non-exclusive licenses granted to end-user customers in the ordinary course of business. AIQ is the exclusive owner or exclusive licensee of all AIQ Intellectual Property. Without limiting the foregoing: (i) AIQ is the exclusive owner of all Trademarks used in connection with the operation or conduct of the business of AIQ, including the sale, licensing, distribution or provision of any products or services by AIQ; (ii) AIQ owns exclusively, and has good title to, all Copyrighted Works that are products of AIQ or which AIQ otherwise purports to own; and (iii) to the extent that any Patents would otherwise be infringed by any product or services of AIQ, such Patents constitute AIQ Intellectual Property.

        (e) All AIQ Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party.

        (f) To the extent that any AIQ Technology has been developed or created by a third party for AIQ, AIQ has a written agreement with such third party with respect thereto and AIQ thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property Rights in such Technology by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

        (g) Except as set forth on SCHEDULE 3.12(g), all Technology used in or necessary to the conducted or currently contemplated to be conducted by AIQ was written and created solely by either (i) employees of AIQ acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to AIQ, and no third party owns or has any right to any of the AIQ Intellectual Property.

        (h) All employees of AIQ have entered into a valid and binding written agreement with AIQ sufficient to vest title in AIQ of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with AIQ.

        (i) AIQ has taken all steps that are reasonably required to protect AIQ's rights in confidential information and trade secrets of AIQ or provided by any other Person to AIQ. Without limiting the foregoing, AIQ has, and enforces, a policy requiring each employee, consultant and contractor to execute a proprietary information, confidentiality and assignment agreement, substantially in the form attached hereto as SCHEDULE 3.12(i), and all current and former employees, consultants and contractors of AIQ have executed such an agreement.

        (j) Except as disclosed on SCHEDULE 3.12(j), no person who has licensed Technology or Intellectual Property to AIQ has ownership rights or license rights to improvements made by AIQ in such Technology or Intellectual Property Rights.

        (k) AIQ has not transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was AIQ Intellectual Property, to any other Person.

        (l) SCHEDULE 3.12(l) lists all contracts, licenses and agreements to which AIQ is a party with respect to any Technology or Intellectual Property Rights. AIQ is not in breach of nor has AIQ failed to perform under, any of the foregoing contracts, licenses or agreements and, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

        (m) SCHEDULE 3.12(m) lists all material contracts, licenses and agreements between AIQ and any other Person wherein or whereby AIQ has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by AIQ or such other Person of the Intellectual Property Rights of any Person other than AIQ.

        (n) There are no contracts, licenses or agreements between AIQ and any other Person with respect to AIQ Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by AIQ thereunder.

        (o) The operation of the business of AIQ as it currently is conducted or is contemplated to be conducted by AIQ, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of AIQ does not and will not and will not when conducted by AIQ, MI, New MI and/or Surviving Corporation in substantially the same manner following the Closing, infringe or misappropriate any Intellectual Property Right of any Person, violate any right of any Person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of any jurisdiction, and AIQ has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of AIQ infringes or misappropriates any Intellectual Property Right of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor is there any basis therefor).

        (p) No Person is infringing or misappropriating any AIQ Intellectual Property Right.

        (q) No AIQ Intellectual Property or service of AIQ is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by AIQ or may affect the validity, use or enforceability of such AIQ Intellectual Property.

        (r) No (i) product, technology, service or publication of AIQ, (ii) material published or distributed by AIQ, or (iii) conduct or statement of AIQ constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates in any material respect any law or regulation.

        (s) AIQ Intellectual Property, together with all intellectual property to be acquired in AIQ's proposed acquisition of Edge Technologies, Inc., constitutes all the Technology and Intellectual Property Rights used in and/or necessary to the conduct of the business of AIQ as it currently is conducted, and as it is currently planned or contemplated to be conducted by AIQ, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including products, technology or services currently under development).

        (t) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to MI, New MI or Surviving Corporation, by operation of law or otherwise, of any contracts or agreements to which AIQ is a party, will result in (i) either MI's, New MI or the Surviving Corporation's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) either MI's, New MI or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses, or (iii) either the MI's, New MI or the Surviving Corporation's being obligated to pay any royalties or other amounts to any third party in excess of those payable by AIQ or Surviving Corporation, respectively, prior to the Closing.

        (u) Except as disclosed on SCHEDULE 3.12(u), there are no royalties, fees, honoraria or other payments payable by AIQ to any Person or entity by reason of the ownership, development, use, license, sale or disposition of AIQ Intellectual Property, other than salaries and sales commissions paid to employees and sales agents in the ordinary course of business.

        3.13  EMPLOYEES.

        (a) Neither any executive employee of AIQ nor any group of AIQ's employees has any plans to terminate his, her or its employment; (b) AIQ has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) AIQ has no material labor relations problem pending and its labor relations are satisfactory; (d) there are no workers' compensation claims pending against AIQ nor is AIQ aware of any facts that would give rise to such a claim; (e) no employee of AIQ is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of AIQ; and
(f) no employee or former employee of AIQ has any claim with respect to any intellectual property rights of AIQ set forth in SCHEDULE 3.12 hereto.

        3.14  EMPLOYEE BENEFIT PLANS.

        (a) Except as set forth in SCHEDULE 3.14 hereto, with respect to all employees and former employees of AIQ and all dependents and beneficiaries of such employees and former employees, (i) AIQ does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) AIQ does not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(i) of the Code; (iii) AIQ does not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and
(iv) AIQ does not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA).

        (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA) (collectively, the "Plans") which AIQ does maintain or to which it does contribute comply in all material respects with the requirements of ERISA and the Code. With respect to such Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and
(iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code).

        (c) AIQ does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. AIQ has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. AIQ has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in SCHEDULE 3.14 hereto and (ii) health care continuation benefits described in Section 4980B of the Code.

        (d) Neither AIQ nor any of its directors, officers, employees or other "fiduciaries," as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject AIQ, MI, Merger Sub, the Surviving Company, or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

        (e) AIQ has not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

        3.15 INSURANCE. SCHEDULE 3.15 hereto, lists and briefly describes each insurance policy maintained by AIQ with respect to AIQ's properties, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. AIQ is not in default with respect to their respective obligations under any of such insurance policies.

        3.16 AFFILIATE TRANSACTIONS. Except as set forth in SCHEDULE 3.16 hereto, and other than pursuant to this Agreement, no officer, director or employee of AIQ, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by any of such persons) (collectively "AIQ Insiders"), has any agreement with AIQ (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of AIQ (other than ownership of capital stock of AIQ). None of the AIQ Insiders has any direct or indirect interest in any competitor, supplier or customer of AIQ or in any person, firm or entity from whom or to whom AIQ leases any property, or in any other person, firm or entity with whom AIQ transacts business of any nature. For purposes of this SECTION 3.16, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

        3.17  COMPLIANCE WITH LAWS; PERMITS.

        (a) AIQ, and its officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which materially affect the business of AIQ and to which AIQ may be subject, and no claims have been filed against AIQ alleging a violation of any such laws, regulations or other requirements. AIQ is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to MI after it acquires AIQ's properties, assets and business.

        (b) AIQ has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and operate its properties (other than Environmental Permits, as such term is defined in SECTION 3.18 hereof) (collectively, the "AIQ Permits"). A true, correct and complete list of all the AIQ Permits is set forth in SCHEDULE 3.17 hereto. AIQ has conducted its business in compliance with all material terms and conditions of the Permits.

        (c) In particular, but without limiting the generality of the foregoing, AIQ has not violated and has no liability, and has not received a notice or charge asserting any violation of or liability under, the federal Occupational Safety and Health Act of 1970 or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

        3.18  ENVIRONMENTAL MATTERS.

        (a) As used in this SECTION 3.18, the following terms shall have the following meanings:

                (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject AIQ to any imposition of costs or liability under any Environmental Law.

                (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

                (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

                (iv) "Environmental Permits" shall mean all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct AIQ's business.

        (b) AIQ and the AIQ Real Property are in material compliance with all applicable Environmental Laws.

        (c) AIQ has obtained, and maintained in full force and effect, all Environmental Permits AIQ has conducted their respective business in compliance with all terms and conditions of the Environmental Permits. AIQ has filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws.

        (d) Except as set forth in SCHEDULE 3.18 hereto, AIQ has not received notice alleging in any manner that AIQ is, or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

        (e) No expenditure will be required in order for MI, New MI, Merger Sub or the Surviving Company to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the business in order to operate or continue operation of the business of AIQ or the Real Property in a manner consistent with the current operation thereof by AIQ.

        (f) AIQ is not and has not been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state or local agency.

        (g) No lien has been attached or filed against AIQ or the AIQ Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law; or
(ii) any Release of Hazardous Materials.

        3.19 ABSENCE OF CERTAIN DEVELOPMENTS. Since the date of the AIQ Latest Balance Sheet and except as disclosed on SCHEDULE 3.19, AIQ has not:

        (a) borrowed any amount or incurred or become subject to any liability in excess of $10,000, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

        (b) mortgaged, pledged, or subjected to any lien, charge or any other encumbrance, any of its assets with a fair market value in excess of $10,000, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws, (iv) liens set forth in SCHEDULE 3.19 attached hereto, or (v) liens voluntarily created in the ordinary course of business, all of which liens aggregate less than $10,000;

        (c) declared or paid any dividends or other distributions with respect to any shares of AIQ's capital stock or redeemed or purchased, directly or indirectly, any shares of AIQ's capital stock or any options;

        (d) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities, except as otherwise described in SCHEDULE 3.19 hereto; or

        (e) made any change in accounting principles or practices from those utilized in the preparation of the AIQ Financial Statements.

        3.20 DISCLOSURE. The representations and warranties of AIQ contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to AIQ which has not been disclosed to MI pursuant to this Agreement, the Schedules hereto, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on AIQ or materially adversely affect the ability of AIQ to consummate in a timely manner the transactions contemplated hereby.

        3.21 PROXY STATEMENT. At the time the Proxy Statement is mailed to the shareholders of MI in order to obtain approvals referred to in SECTION 6.9 hereof and at all times subsequent to such mailing up to and including the times of such approvals, the Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to AIQ and its shareholders, this Agreement, the Articles of Merger, and all other transactions contemplated hereby, will (a) comply in all material respects with applicable provisions of the Securities Act and the Exchange Act, and (b) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading, except that, in each case, no such representations shall apply to any written information, including financial statements, of or provided by MI for such Proxy Statement.

        3.22 SECURITIES ACT SALES. Prior to the Closing Date, AIQ has delivered or made available to MI complete and accurate copies of AIQ's Confidential Private Offering Summary dated August 15, 2000, including all exhibits, supplements and amendments thereto. As of their respective dates or as subsequently amended prior to the date hereof, such documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF MI

        MI hereby represents and warrants to AIQ as follows:

        4.1 ORGANIZATION AND QUALIFICATION. MI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has the requisite corporate power to carry on its business as now conducted. Each of the MI Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective state of such subsidiary's incorporation. The copies of the Articles and Bylaws of MI and Merger Sub, which have been made available to AIQ on or prior to the date of this Agreement, are correct and complete copies of such documents as in effect as of the date of this Agreement. MI is licensed or qualified to do business in every jurisdiction which the nature of its business or its ownership of property requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on MI.

        4.2 AUTHORITY RELATIVE TO THIS AGREEMENT; NON-CONTRAVENTION. Each of MI and Merger Sub has the requisite corporate power and authority to enter into this Agreement, the Articles of Merger and the other agreements described herein to which it is or will be a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Articles of Merger by MI, and the consummation by MI and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by the Boards of Directors of MI and Merger Sub. Except for approval of this Agreement, the Merger and the Reincorporation Merger by the requisite vote of MI's shareholders, no other corporate proceedings on the part of MI and Merger Sub are necessary to authorize the execution and delivery of this Agreement, the Articles of Merger and the Reincorporation Articles of Merger and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by MI and Merger Sub and, assuming it is a valid and binding obligation of AIQ, constitutes a valid and binding obligation of MI and Merger Sub enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally. The Articles of Merger, when executed and delivered by Merger Sub, will constitute the valid and binding obligation of Merger Sub enforceable in accordance with its terms. Except as set forth in SCHEDULE 4.2, neither MI nor any of the MI Subsidiaries is subject to, nor obligated under, any provision of (a) its Articles or Bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, nor (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement and the Articles of Merger, or the consummation of the transactions contemplated hereby or thereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect on MI. Except for (a) the filings, notices, consents and approvals described in SECTION 3.2 hereof, (b) approval of the Reincorporation Merger, the Merger, this Agreement and MI's Reincorporation Articles by the requisite vote of the shareholders of MI (the "Requisite MI Shareholder Vote"), (c) the filing of the Articles of Merger and the Reincorporation Articles with the Secretaries of State of Minnesota and Colorado (as appropriate) in accordance with the MBCA and CBCA, and (d) such filings, authorizations or approvals as may be set forth in SCHEDULE 4.2, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of MI for the consummation by MI or Merger Sub of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same will not, in the aggregate, have a Material Adverse Effect on MI or Merger Sub.

        4.3 CAPITALIZATION. The authorized, issued and outstanding shares of capital stock of each of MI and Merger Sub as of the date hereof is correctly set forth on SCHEDULE 4.3. The issued and outstanding shares of capital stock of each of MI and Merger Sub are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as disclosed on SCHEDULE 4.3, there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating MI or Merger Sub to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock. SCHEDULE 4.3 contains true and correct copies of all such agreements, arrangements (including all stock plans, but excluding individual stock option agreements) or commitments. The outstanding shares of MI Common Stock have been listed for trading on the NASDAQ Small Cap market system.

        4.4 EXCHANGE ACT REPORTS. Prior to the Closing Date, MI has delivered or made available to AIQ complete and accurate copies of (a) MI's Annual Reports on Form 10-K (as amended) for the years ended December 31, 1997, 1998 and 1999 (the "MI 10-K Reports") as filed with the SEC, (b) all MI proxy statements and annual reports to shareholders used in connection with meetings of MI shareholders held since January 1, 1998 other than the Proxy Statement described in SECTION 6.4 below (the "MI Proxy Statements"); (c) MI's Quarterly Reports on Form 10-Q (as amended) for the quarters ended March 31, June 30, and September 30, 2000 (the "MI 10-Q Reports") as filed with the SEC; and (d) all current reports on Form 8-K filed with the SEC after September 30, 2000 (the "MI 8-K Reports"). As of their respective dates or as subsequently amended prior to the date hereof, such documents (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied as to form in all material respects with the applicable rules and regulations of the SEC. Since January 1, 1998, MI has filed in a timely manner all reports that it was required to file with the SEC pursuant to Section 13(a), 14(a), 14(c) and 15(d) of the Exchange Act. The aforementioned MI financial statements (including footnotes thereto) contained in the MI 10-K Reports and the MI 10-Q Reports were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein) are based upon the information contained in the books and records of MI and fairly present the financial condition of MI as of the dates thereof and results of operations for the periods referred to therein. MI's audited financial statements as set forth in the MI 10-K Reports and MI Proxy Statements have been prepared in accordance with GAAP. MI's unaudited financial statements as set forth in the MI 10-Q Reports and the MI Proxy Statements have been prepared in accordance with GAAP applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required to be prepared in accordance with GAAP) consistently with MI's audited financial statements as described above and reflect all adjustments necessary to a fair statement of the results for the interim periods presented.

        4.5 SUBSIDIARIES. For each MI Subsidiary, SCHEDULE 4.5 correctly sets forth the name of such subsidiary. Except as disclosed on SCHEDULE 4.5, all of the issued and outstanding shares of capital stock of each MI Subsidiary are owned directly by MI free and clear of any option, lien, pledge, security interest, encumbrance or change of any kind. Except as set forth in SCHEDULE 4.5, MI does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity.

        4.6 ABSENCE OF CERTAIN DEVELOPMENTS. Except as disclosed in MI's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, in its Proxy Statement dated July 11, 2000, in the MI 8-K Reports or on SCHEDULES 4.6 OR 4.9, unless otherwise expressly contemplated or permitted by this Agreement or as contemplated in the foregoing Proxy Statement described in SECTION 4.10 below, since September 30, 2000 to the date hereof, MI has not:

        (a) issued or sold any of its equity securities other than MI Common Stock, securities convertible into or exchangeable for its equity securities other than MI Common Stock, warrants, options or other rights to acquire its equity securities other than MI Common Stock;

        (b) reclassified any of its outstanding shares of capital stock except pursuant to this Agreement;

        (c)   entered into a written agreement to do any of the foregoing;

        (d) sold or otherwise disposed of any assets other than in the ordinary course of business;

        (e) except for borrowing from any MI Subsidiary, borrowed any amount or incurred or become subject to any liability in excess of $10,000, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

        (f) mortgaged, pledged, or subjected to any lien, charge or any other encumbrance, any of its assets with a fair market value in excess of $10,000, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws, (iv) liens set forth in SCHEDULE 4.6 attached hereto, or (v) liens voluntarily created in the ordinary course of business, all of which liens aggregate less than $10,000;

        (g) declared or paid any dividends or other distributions with respect to any shares of MI's capital stock or redeemed or purchased, directly or indirectly, any shares of MI's capital stock or any options; or

        (h) made any change in accounting principles or practices from those utilized in the preparation of the Financial Statements.

        4.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except as reflected in the audited consolidated balance sheet of MI dated December 31, 1999 (the "MI Latest Balance Sheet"), MI has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) liabilities which have arisen after the date of the MI Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) as otherwise set forth in SCHEDULE 4.7 attached hereto.

        4.8 NO MATERIAL ADVERSE CHANGE. Except as disclosed in SCHEDULE 4.8, since the date of the MI Latest Balance Sheet, there has been no material adverse change in the assets or financial condition of MI, other than as disclosed by MI in reports filed with the SEC since the date of the MI Latest Balance Sheet pursuant to the Exchange Act.

        4.9 LITIGATION. Except as set forth in SCHEDULE 4.9, as of the date hereof, there are no actions, suits, proceedings, orders or investigations pending or threatened against MI, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which challenges or seeks to make illegal or to delay or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby or seeks to obtain material damages in connection with the transactions contemplated hereby.

        4.10 NO BROKERS OR FINDERS. Except as disclosed on SCHEDULE 4.10, there are no claims for brokerage commissions, finders' fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of MI.

        4.11 PROXY STATEMENT. At the time the Proxy Statement is mailed to the shareholders of MI in order to obtain approvals referred to in SECTION 6.9 hereof and at all times subsequent to such mailing up to and including the times of such approvals, the Proxy Statement (including any amendments or supplements thereto), with respect to all information set forth therein relating to MI and its shareholders, this Agreement, the Articles of Merger, and all other transactions contemplated hereby, will (a) comply in all material respects with applicable provisions of the Securities Act and the Exchange Act, and (b) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading, except that, in each case, no such representations shall apply to any written information, including financial statements, of or provided by AIQ for such Proxy Statement.

        4.12 VALIDITY OF THE SURVIVING COMPANY COMMON STOCK. The shares of New MI Common Stock to be issued to holders of AIQ Common Stock pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable. The shares issuable upon exercise of the Merger Warrants issued to holders of AIQ Common Stock will be duly authorized, validly issued, fully paid and non-assessable when issued in accordance with the Merger Warrants.

        4.13 TAX MATTERS.

        (a) MI has: (i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (iii) established on the MI Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

        (b) There are no liens for Taxes upon any assets of MI, except liens for Taxes not yet due.

        (c) No deficiency for any Taxes has been proposed, asserted or assessed against MI that has not been resolved and paid in full or is hereby contested in good faith, as set forth on SCHEDULE 4.13. Except as disclosed in
SCHEDULE 4.13, no waiver, extension or comparable consent given by MI regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to MI by any Taxing authority regarding any such Tax, audit or other proceeding, nor is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. MI does not expect the assessment of any additional Taxes of MI and MI is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of MI which would exceed the estimated reserves established on its books and records.

        (d) MI is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by MI or any MI Subsidiary that are not deductible (in whole or in part) under Section 280G of the Code.

        (e) Except as set forth in SCHEDULE 4.13, MI has not requested any extension of time within which to file any Return, which Return has not since been filed.

        4.14  CONTRACTS AND COMMITMENTS.

        (a) SCHEDULE 4.14 hereto lists the following agreements, whether oral or written, to which MI is a party, which are currently in effect: (i) collective bargaining agreement or contract with any


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


labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; (iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of MI Common Stock or the election of directors of MI; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a lien on any of the assets of MI; (ix) guaranty of any obligation of a third party, including any subsidiary of MI; (x) lease or agreement under which MI is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000; (xi) lease or agreement under which MI is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000; (xii) contract which prohibits MI from freely engaging in business anywhere in the world; (xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by MI in connection with MI's intellectual property rights; (xiv) contract or commitment for capital expenditures in excess of $10,000; (xv) agreement for the sale of any capital asset; (xvi) contract with any Affiliate that in any way relates to MI (other than for employment on customary terms); (xvii) agreement or obligation granting registration rights or preemptive rights; or (xviii) other agreement which is either material to MI's business or was not entered into in the ordinary course of business.

        (b) MI has performed all material obligations required to be performed by it in connection with the contracts or commitments required to be disclosed in SCHEDULE 4.14 hereto and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; MI has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and MI has no knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

        4.15 INTELLECTUAL PROPERTY. MI has not received any notice of any infringement, misappropriation or violation by MI of any intellectual property rights of any third parties and MI has not infringed, misappropriated or otherwise violated any such intellectual property rights.

        4.16 EMPLOYEES. Except as otherwise set forth in SCHEDULE 4.16, (a) MI has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (b) MI has no material labor relations problem pending and its labor relations are satisfactory; (c) there are no workers' compensation claims pending against MI nor is MI aware of any facts that would give rise to such a claim; and (d) no employee or former employee of MI has any claim with respect to any intellectual property rights of MI.

4.17 EMPLOYEE BENEFIT PLANS.

        (a) Except as set forth in SCHEDULE 4.17 hereto, with respect to all employees and former employees of MI and all dependents and beneficiaries of such employees and former employees, (i) MI does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) MI does not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) of ERISA, or Section 414(i) of the Code; (iii) MI does not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (iv) MI does not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA).

        (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA) which MI does maintain or to which it does contribute (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and
(iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code).

        (c) MI does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. MI has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. MI has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth in SCHEDULE 4.17 hereto and (ii) health care continuation benefits described in Section 4980B of the Code.

        (d) Neither MI nor any of its directors, officers, employees or other "fiduciaries," as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject MI, Merger Sub, the Surviving Company, or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

        (e) MI has not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and
Section 502(i) of ERISA.

        4.18 INSURANCE. SCHEDULE 4.18 hereto, lists and briefly describes each material insurance policy maintained by MI and each MI Subsidiary with respect to MI's and such MI Subsidiary's properties, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. MI is not in default with respect to its obligations under any of such insurance policies.

        4.19 AFFILIATE TRANSACTIONS. Except for transactions with any MI Subsidiaries and as disclosed in SCHEDULE 4.19 hereto, and other than pursuant to this Agreement, no officer, director or employee of MI or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), has any material agreement with MI (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of MI (other than ownership of capital stock of MI). For purposes of this

SECTION 4.19, "material agreement" means any such agreement or contract, whether oral or written, in which one party is obligated to another to provide value of at least $10,000 on an annual basis.

        4.20 CONTROL OF SUBSIDIARIES. Except as set forth on SCHEDULE 4.20, within the last two (2) years: MI has owned all of the outstanding shares of capital stock of each MI Subsidiary; no MI Subsidiary has operated as a division or department of MI; each MI Subsidiary has been adequately capitalized in relation to its business operations; MI has not directly paid the salaries or expenses or losses of any MI Subsidiary in any material amount; and each MI Subsidiary has observed its corporate form.

        4.21 COMPLIANCE WITH LAWS; PERMITS.

        (a) MI and its respective officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which materially affect the business of MI or the MI Real Property and to which MI may be subject, and no claims have been filed against MI alleging a violation of any such laws, regulations or other requirements. MI is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to the Surviving Company after the Effective Time.

        (b) MI has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and own and operate its properties (other than Environmental Permits, as such term is defined in SECTION 4.22 hereof) (collectively, the "Permits"). A true, correct and complete list of all the Permits is set forth in SCHEDULE 4.21 hereto. MI has conducted its business in compliance with all material terms and conditions of the Permits.

        (c) MI has no material liability and has not received a notice or charge asserting any violation of or liability under, the federal Occupational Safety and Health Act of 1970 or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety which will exist after the Merger.

        4.22 ENVIRONMENTAL MATTERS.

        (a) As used in this SECTION 4.22, the following terms shall have the following meanings:

                (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject MI to any imposition of costs or liability under any Environmental Law.

                (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

                (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

                (iv) "Environmental Permits" shall mean all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct MI's business.

        (b) MI and the MI Real Property are in material compliance with all applicable Environmental Laws.

        (c) MI has obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct its business and own or operate the MI Real Property (collectively, the "Environmental Permits"). MI has conducted its business in compliance with all terms and conditions of the Environmental Permits. MI has filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws.

        (d) Except as set forth in SCHEDULE 4.22 hereto, MI has not received notice alleging in any manner that MI is, or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

        (e) No expenditure will be required in order for MI, Merger Sub or the Surviving Company to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the business of MI or the MI Real Property in a manner consistent with the current operation thereof by MI.

        (f) MI and the MI Real Property are not and have not been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state or local agency.

        (g) No lien has been attached or filed against MI or the MI Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law; or
(ii) any Release of Hazardous Materials.

        4.23 DISCLOSURE. The representations and warranties of MI contained in this Agreement are true and correct in all material respects, and such representations and warranties do not omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to MI which has not been disclosed to AIQ pursuant to this Agreement, the Schedules hereto and the MI 10-K Reports, the MI 10-Q Reports, the MI 8-K Reports and the Proxy Statement dated December 8, 1998, all taken together as a whole, which has had or could reasonably be expected to have a Material Adverse Effect on MI or any MI Subsidiary or materially adversely affect the ability of MI or Merger Sub to consummate in a timely manner the transactions contemplated hereby.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

        5.1 CONDUCT OF BUSINESS BY MI. Except as set forth on SCHEDULE 5.1, from the date of this Agreement to the Effective Date, unless AIQ shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to, this SECTION 5.1, MI shall not, directly or indirectly, (a) amend or propose to amend its Articles or Bylaws except for the New Articles, (b) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except as otherwise set forth in
SCHEDULE 5.1 hereto, (c) reclassify, subdivide or otherwise change outstanding shares of capital stock of MI whether by stock dividend, reverse stock split, distribution of securities convertible into MI capital stock or otherwise, (d) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or assets thereof, (e) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of this Agreement for which consents, waivers or modifications are required to be obtained as set forth on SCHEDULE 4.2, (f) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement, or understanding with respect to any of the foregoing matters; or (g) conduct its business other than in the ordinary course on an arm's length basis and in accordance in all material respects with all applicable laws, rules and regulations and MI's past custom and practice; provided, however, that nothing in this SECTION 5.1 shall preclude MI from selling its operating subsidiaries, or the assets owned by such subsidiaries, as contemplated by SECTION 7.3(a) hereof.

        5.2 CONDUCT OF BUSINESS BY AIQ. From the date of this Agreement to the Effective Date, unless MI shall otherwise agree in writing or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to, this SECTION 5.2, AIQ shall not, directly or indirectly, (a) amend its Articles or Bylaws, (b) split, combine or reclassify any outstanding shares of capital stock of AIQ, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to the capital stock of AIQ, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, except for such defaults arising out of this Agreement for which consents, waivers or modifications are required to be obtained as set forth on SCHEDULE 3.2, (e) conduct its business other than in the ordinary course on an arms length basis and in accordance in all material respects with all applicable laws, rules and regulations and AIQ's past custom and practice, (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, except as otherwise set forth in SCHEDULE 5.2 hereto, or (g) except for AIQ's proposed acquisition of Edge Technologies, Inc., acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof. Additionally, AIQ shall use its best efforts to prevent its shareholders from transferring any of their shares of AIQ Common Stock to any person who is not an "accredited investor," as that term is defined by Rule 501(a) promulgated under the Securities Act.

                                   ARTICLE VI

                       ADDITIONAL COVENANTS AND AGREEMENTS

        6.1 GOVERNMENTAL FILINGS. Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings, applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

        6.2 EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses; provided, however, that AIQ shall be solely responsible for all expenses incurred in connection with the tax opinion to be obtain as contemplated by SECTION 6.12 and AIQ and MI shall share in all costs and expenses relating to the printing and mailing of the Proxy Statement equally.

        6.3 DUE DILIGENCE; ACCESS TO INFORMATION; CONFIDENTIALITY.

        (a) Between the date hereof and the date of filing the Definitive Proxy Statement referred to in SECTION 6.4 with the SEC, AIQ and MI shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein in order to verify the representations and warranties of the respective parties. In light of the foregoing, each party shall permit the other party full access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors' and shareholders' meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (including, without limitation, legal research memoranda), attorney's audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and shareholder lists, and any books, papers and records relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its officers and directors shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specifying agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

        (b) Prior to Closing and if, for any reason, the transactions contemplated by this Agreement are not consummated, neither MI nor AIQ nor any of their officers, employees, attorneys, accountants and other representatives, shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that nothing shall be deemed to be confidential information which:

                (i) is known to the party receiving the information at the time of disclosure;

                (ii) becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

                (iii) is rightfully received by the party receiving the information from a third party.

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

        6.4 PROXY STATEMENT.

        (a) For the purpose of holding a meeting of the shareholders of MI to approve the Merger and the Reincorporation Merger, the parties hereto shall cooperate in the preparation of an appropriate Proxy Statement, which shall satisfy all applicable requirements of the Exchange Act and the rules and regulations thereunder (such proxy statement, together with any and all amendments or supplements thereto, being herein referred to as the "Proxy Statement").

        (b) AIQ shall furnish such information concerning AIQ as is necessary in order to cause the Proxy Statement, insofar as it relates to AIQ and AIQ securities, to be prepared in accordance with SECTION 6.4(a). AIQ agrees promptly to advise MI if at any time prior to the MI shareholders' meeting any information provided by AIQ in the Proxy Statement becomes incorrect or incomplete in any material respect, and to provide MI the information needed to correct such inaccuracy or omission.

        (c) MI shall use all reasonable efforts to promptly prepare and submit the Proxy Statement with the SEC and the NASD. MI shall use reasonable efforts to file the definitive Proxy Statement at the earliest practicable date. MI agrees to provide AIQ and its counsel with reasonable opportunity to review and comment on the Proxy Statement and any amendment thereto before filing with the SEC or any other governmental entity and agrees not to make such filing if AIQ and its counsel reasonably object to the completeness or accuracy of any information contained therein. AIQ authorizes MI to utilize in the Proxy Statement the information concerning AIQ and AIQ securities provided to MI for the purpose of inclusion in the Proxy Statement. MI shall advise AIQ promptly when the definitive Proxy Statement has been filed and shall furnish AIQ with copies of all such documents.

        (d) MI and AIQ shall bear all printing and mailing costs equally in connection with the preparation and mailing of the Proxy Statement to MI shareholders. AIQ and MI shall each bear their own legal and accounting expenses in connection with the Proxy Statement.

        6.5 TAX TREATMENT. Neither MI nor AIQ, nor Surviving Company after the Effective Date, shall knowingly take any action which would disqualify the Merger as a "reorganization" that would be tax free to the shareholders of MI and AIQ pursuant to Section 368(a) of the Code.

        6.6 PRESS RELEASES. AIQ and MI shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

        6.7 SECURITIES REPORTS. MI agrees to provide to AIQ copies of all reports and other documents filed under the Securities Act or Exchange Act with the SEC by it between the date hereof and the Effective Date within two (2) days after the date such reports or other documents are filed with the SEC.

        6.8 NASDAQ LISTING. MI and AIQ shall use all reasonable efforts to (a) obtain approval for listing of, or to maintain the listing of, the shares of the New MI Common Stock on the NASDAQ Small Cap Market System, (b) list the shares of New MI Common Stock to be issued in connection with the Merger on the NASDAQ Small Cap Market System, and (c) to change its current trading symbol for MI Common Stock to a symbol approved by AIQ.

        6.9 SHAREHOLDER APPROVALS. Each of AIQ and MI shall call a meeting of its shareholders for the purpose of voting upon this Agreement and the Merger, and, in the case of MI, the sale of substantially of its assets (as contemplated by SECTION 7.3(a)) and the Reincorporation Merger, and shall hold such meeting on such dates as mutually agreed by MI and AIQ. The Board of Directors of MI and AIQ shall recommend approval of this Agreement, the Merger and, in the case of MI, the sale of substantially all of its assets and the Reincorporation Merger, and use all reasonable efforts (including, without limitation, soliciting proxies for such approvals) to obtain approvals thereof from its shareholders; provided, however, the Board of Directors may fail to make such recommendation, and/or to seek to obtain the shareholder approval referred to in this sentence, or withdraw, modify or change any such recommendation, if such Board of Directors determines, in good faith, after consultation with counsel, that the making of such recommendation, the seeking to obtain such shareholder approval, or the failure to so withdraw, modify or change its recommendation, may constitute a breach of the fiduciary or legal obligations of such Board of Directors.

        6.10 NO SOLICITATION.

        (a) Unless and until this Agreement shall have been terminated pursuant to SECTION 8.1, neither MI nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination; provided that MI may engage in such discussion in response to an unsolicited proposal from an unrelated party if the Board of Directors of MI determines, in good faith, after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of the Board of Directors of MI. MI will promptly advise AIQ if it receives a proposal or inquiry with respect to the matters described above.

        (b) Unless and until this Agreement shall have been terminated pursuant to SECTION 8.1, neither AIQ nor its officers, directors or agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any corporation, partnership, person or other entity or groups concerning any merger, sale of capital stock, sale of substantial assets or other business combination, except for any such transaction pursuant to which (i) AIQ is the Surviving Company in such transaction, and (ii) the shareholders of AIQ immediately preceding such transaction will own at least fifty-one percent (51%) of the outstanding shares of AIQ after giving effect to such transaction; provided that AIQ may engage in such discussion in response to an unsolicited proposal from an unrelated party if the Board of Directors of AIQ determines, in good faith, after consultation with counsel, that the failure to engage in such discussions may constitute a breach of the fiduciary or legal obligations of the Board of Directors of AIQ. AIQ will promptly advise MI if it receives a proposal or inquiry with respect to the matters described above.

        6.11 FAILURE TO FULFILL CONDITIONS. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, it will promptly notify the other party.

        6.12 TAX OPINION. AIQ and MI shall reasonably cooperate with each other in obtaining, at AIQ's expense, a federal tax opinion as contemplated by SECTION 7.1(d).

        6.13 RESIGNATIONS AND ELECTION OF DIRECTORS. At the Effective Time, MI shall deliver the voluntary resignations of each officer of MI and each director of MI who is not designated to be a director of MI in accordance with SECTION 2.1(a) and the continuing MI directors shall appoint the other persons who shall be directors of MI in accordance with SECTION 2.1(a) to be directors of MI upon the consummation of the Merger.

        6.14 NOTIFICATION OF CERTAIN MATTERS. On or prior to the Effective Date, each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

        6.15 COVENANT NOT TO REGISTER. Other than a registration statement(s) covering the shares issuable upon exercise of outstanding warrants and options of the Surviving Company, the Surviving Company shall not undertake to register with the SEC any shares of its common stock received in the Merger for a period of one year from the Closing, unless Capco Energy, Inc. and Edward J. Names have both consented thereto in writing.

        6.16 CONTINUING LIABILITY. In addition to all other indemnities contained herein, AIQ, the Surviving Company, and New MI agree that after the Closing Date they will not alter the rights of any person who has a right to indemnification (the "Indemnitees") from MI pursuant to the Articles of Incorporation and/or Bylaws of MI in effect on the date of this Agreement and on the Closing Date. AIQ, the Surviving Company, and New MI shall assume the obligations of MI to provide indemnification to the Indemnitees of MI as if such persons were directors of AIQ, the Surviving Company, and New MI. AIQ, the Surviving Company, and New MI covenant that they will not take or permit any action that would impair in any material respect the ability or obligation of AIQ, the Surviving Company, and New MI to comply with SECTION 6.16. AIQ, the Surviving Company, and New MI shall obtain coverage for such Indemnitees under their directors and officers insurance policy or policies and/or maintain all current policies of MI. In the event AIQ, the Surviving Company, and New MI, or any one of them, is disposed of, sold, or reorganized (regardless of the method or structure of such disposition, sale or reorganization), as a condition precedent to such disposition, sale or reorganization, AIQ, the Surviving Company, and New MI (or any parent company, if applicable) shall either (i) continue to provide substantially the same coverage for the Indemnitees as required hereby; or (ii) require the acquiring entity with which it is dealing to assume and continue its obligations under SECTION 6.16. If the scope of indemnity to which the Indemnitees are entitled under the Articles of Incorporation and/or Bylaws of MI is more beneficial than the right of indemnification provided by AIQ, the Surviving Company, and New MI, the indemnification obligation of AIQ, the Surviving Company, and New MI hereunder shall be automatically expanded to provide the Indemnitees with the maximum indemnification rights provided by the Articles of Incorporation and/or Bylaws of MI.

                                   ARTICLE VII

                                   CONDITIONS

        7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following conditions:

        (a) Dissenting Shares. The number of AIQ Dissenting Shares shall not exceed three (3) percent of the total number of shares of AIQ Common Stock outstanding at the record date relating to the meeting of AIQ shareholders contemplated by SECTION 6.9. The number of MI Dissenting Shares shall not exceed three (3) percent of the total number of shares of MI Common Stock outstanding at the record date relating to the meeting of MI shareholders contemplated by
SECTION 6.9.

        (b) No Injunction. No injunction or other order entered by a state or federal court of competent jurisdiction shall have been issued and remain in effect which would prohibit or make illegal the consummation of the transactions contemplated hereby.

        (c) No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

        (d) Federal Tax Opinion. The parties shall have received a tax opinion addressed to AIQ and MI by counsel or independent certified accountants acceptable to AIQ based on customary reliance and subject to customary qualifications, to the effect that for federal income tax purposes:

                (i) The formation of Merger Sub and the merger of Merger Sub into AIQ will be disregarded for federal income tax purposes, and the transaction will be treated as an acquisition by New MI of the AIQ Common Stock in exchange solely for the shares of the Surviving Company Common Stock.

                (ii) The Merger will qualify as a reorganization under Section 368(a) of the Code. New MI and AIQ will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

                (iii) No gain or loss will be recognized by shareholders of AIQ and MI upon the receipt of the Surviving Company Common Stock pursuant to Section 356(a)(1)(b) of the Code.

        (e) NASDAQ Listing. NASDAQ shall not have provided any notice or other communication to MI to the effect that, following the Merger, MI's (or New MI's) continued listing on the NASDAQ Small Cap Market will be in jeopardy. If, however, NASDAQ shall have given notice to MI that, as a result of the Merger, MI, New MI or the Surviving Company are required to re-apply for listing on the NASDAQ SmallCap Market, then such application shall have been submitted and approved by NASDAQ prior to the Closing Date.

        (f) Consents and Approvals. All consents and approvals necessary to consummate the transactions contemplated by this Agreement shall have been obtained, including, but not limited to, those set forth on SCHEDULES 3.2 AND
4.2 as well as any and all approvals required from the NASD in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of AIQ's assets pursuant to the provisions of, any agreement arrangement or undertaking of or affecting AIQ or any Subsidiary of AIQ or any license, franchise or permit of or affecting AIQ or any Subsidiary of AIQ.


        (g) Adverse Proceedings. There shall not be threatened, instituted or pending any action or proceeding before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly to restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with the transactions contemplated hereby, (ii) seeking to prohibit direct or indirect ownership or operation by MI or Merger Sub of all or a material portion of the business and assets of AIQ or to MI or Merger Sub or to AIQ to dispose of or to hold separately all or a material portion of the business or assets of MI, Merger Sub or AIQ, as a result of the transactions contemplated hereby, (iii) seeking to invalidate or render unenforceable any material provision of this Agreement, the Articles of Merger or any of the other agreements attached as exhibits hereto, or (iv) otherwise relating to and materially adversely affecting the transactions contemplated hereby.

        (h) Governmental Action. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction proposed, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or other court, government or governmental authority or agency, which could reasonably be expected to result, directly or indirectly, in any of the consequences referred to in SECTION 7.1(b).

        (i) Investment Letter. Each of the AIQ shareholders shall have executed and delivered to MI the Investment Letter in the form attached hereto as EXHIBIT G.

        (j) Market Condition. There shall not have occurred any general suspension of trading on the New York Stock Exchange or NASDAQ National Market System or NASDAQ Small Cap Market System, or any suspension of trading in MI Common Stock, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets generally that would make completion of the Merger impossible.

        (k) Exempt Offering Status. The offering of shares of New MI Common Stock to the shareholders of AIQ, as contemplated in this Agreement, shall be exempt from the registration requirements of the Securities Act.

        7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF MI. The obligation of MI to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

        (a) Outstanding AIQ Common Stock. Immediately prior to the Effective Time of the Merger, there shall be no more than 4,555,000 shares of AIQ Common Stock issued and outstanding and no more than 1,500,000 shares of AIQ Common Stock reserved for issuance upon the exercise of all options and warrants.

        (b) Lock-Up Agreements. The directors and officers of AIQ immediately preceding the Effective Time shall each have entered into lock-up agreements in substantially the form attached hereto as EXHIBIT H.

        (c) Fairness Opinion. MI has received, in its sole discretion, a written opinion addressed to it for inclusion in the Proxy Statement and at the closing of the Merger and the sale of MI's assets, that the consideration to be received in both the Merger and in the sale of MI's assets (as contemplated by Section 7.1(a)) by the MI's shareholders is fair to MI's shareholders from a financial point of view.

        (d) Representations and Compliance. The representations and warranties of AIQ set forth in ARTICLE III shall have been true and correct as of the date hereof, and, except to the extent such representations and warranties are made as of a specified date, shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on AIQ. AIQ shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

        (e) Officers' Certificate. AIQ shall have furnished to MI a certificate of the Chief Executive Officer and the Chief Financial Officer of AIQ, dated as of the Effective Date, in which such officers shall certify that, to their best knowledge, the conditions set forth in SECTION 7.2(d) have been fulfilled.

        (f) Secretary's Certificate. AIQ shall have furnished to MI (i) copies of the text of the resolutions by which the corporate action on the part of AIQ necessary to approve this Agreement, the Articles of Merger and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of AIQ by its corporate secretary or one of its assistant corporate secretaries certifying to MI that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (iii) an incumbency certificate dated as of the Effective Date executed on behalf of AIQ by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of AIQ executing this Agreement, the Articles of Merger or any other agreement, certificate or other instrument executed pursuant hereto by AIQ, and (iv) a copy of the Articles of AIQ, certified by the Secretary of State of Minnesota, and certificates of good standing from the Secretary of State of Minnesota evidencing the good standing of AIQ in such jurisdiction.

        (g) Shareholder Approval. This Agreement, the Merger, the
Reincorporation Merger and the sale of all or substantially all of MI's assets (as contemplated in SECTION 7.3(a)) shall have been approved by the Requisite MI Shareholder Vote.

        (h) Edge Transaction. AIQ (or a wholly-owned subsidiary of AIQ) shall have consummated its acquisition of Edge Technologies, Inc., a Nevada corporation.

        7.3 ADDITIONAL CONDITIONS TO OBLIGATION OF AIQ. The obligation of AIQ to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

        (a) Sale of MI Subsidiaries. MI shall have sold or otherwise disposed of all, or substantially all, of its assets (excluding any shares of AIQ Common Stock), including without limitation, all outstanding shares of capital stock that it holds in all of the MI Subsidiaries. In connection with the sale of such outstanding shares of capital stock of the MI Subsidiaries:

                (i) each MI Subsidiary and each purchaser of the outstanding shares of such subsidiary held by MI shall release MI (including its successors, predecessors, assigns, subsidiaries, affiliates, officers, directors, agents and representatives) from any and all claims (including claims arising under any Environmental Law), whether such claims arose from acts or omissions occurring prior to or after the sale of such shares; and

                (ii) in the purchase agreements relating to the sale by MI of the outstanding shares of capital stock of the MI Subsidiaries, the purchaser(s) of such shares and each MI Subsidiary shall agree to indemnify, defend and hold harmless MI and New MI for any and all claims arising from the ownership of such shares of any MI Subsidiary and the operation of any MI Subsidiary (including without limitation any claims arising under any Environmental Law), whether such claim arose prior to or after the closing of the sale of such shares; provided, that the terms and conditions of such indemnification shall be subject to the approval of AIQ, which approval shall not be unreasonably withheld.

        (b) Working Capital. MI shall have no debt, payables (including, without limitation, any accrued income or other taxes relating to MI's sale of the MI Subsidiaries, as contemplated in SECTION 7.3(a)) or contingent liabilities and shall have a minimum of $4,500,000 of cash or cash equivalents available to the Surviving Company (the "Available Cash"); provided, that if MI raises at least $1,700,000 of gross proceeds in the MI Private Placement, then the collective number of shares received by AIQ shareholders in the Merger shall be adjusted as follows: if the Available Cash is less than $4,850,000, then the collective number of shares of New MI Common Stock issued to the shareholders of AIQ shall be increased by one (1) share of New MI Common Stock for each dollar of Available Cash below $4,850,000; provided further, that if the Available Cash is greater than $5,150,000, then the collective number of shares of New MI Common Stock issued to the shareholders of AIQ shall be decreased by one (1) share of New MI Common Stock for each dollar of Available Cash in excess of $5,150,000. Any adjustment to the total number of shares of New MI Common Stock to be issued to the shareholders of AIQ as provided by this SECTION 7.3(b) shall be apportioned on a pro rata basis among such shareholders.

        (c) Outstanding MI Common Stock. Immediately prior to the Effective Time of the Merger, there shall be no more than 10,200,000 shares of MI Common Stock outstanding on a fully diluted basis.

        (d) Amendment of MI Options and Warrants. All options and warrants to purchase shares of MI Common Stock outstanding immediately prior to the Effective Time and held by the officers and directors of MI immediately prior to the Effective Time shall be amended to provide that such options and warrants expire three (3) years from the Closing Date.

        (e) Lock-Up Agreements. Capco Energy, Inc. and Edward J. Names each shall have entered into a lock-up agreement in substantially the form attached hereto as EXHIBIT I. The officers and directors of MI immediately preceding the Effective Time shall have entered into lock-up agreements in substantially the form attached hereto as EXHIBIT J.

        (f) Environmental Liability Opinion. AIQ shall have received a written opinion from Perkins Coie, LLP addressing liability to New MI or the Surviving Company under the Environmental Laws in the form attached hereto as EXHIBIT K.

        (g) Representations And Compliance. The representations and warranties of MI set forth in ARTICLE IV shall have been true and correct as of the date hereof, and, except to the extent such representations and warranties are made as of a specified date, shall be true and correct as of the Effective Date as if made at and as of the Effective Date, except where the failure to be true and correct would not have, or would not reasonably be expected to have, a Material Adverse Effect on MI. MI shall in all material respects have performed each obligation and agreement and complied with each covenant to be performed and complied with by it hereunder at or prior to the Effective Date.

        (h) Officers' Certificate. MI shall have furnished to AIQ a certificate of the Chief Executive Officer and the Chief Financial Officer of MI, dated as of the Effective Date, in which such officers shall certify that, to their best knowledge, the conditions set forth in SECTION 7.3(g) have been fulfilled.

        (i) Secretary's Certificate. MI shall have furnished to AIQ (i) copies of the text of the resolutions by which the corporate action on the part of MI necessary to approve this Agreement, the Articles of Merger, and the New Articles, the election of the directors of the Surviving Company and the transactions contemplated hereby and thereby were taken, (ii) Articles dated as of the Effective Date executed on behalf of MI by its corporate secretary or one of its assistant corporate secretaries certifying to AIQ that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (iii) an incumbency certificate dated as of the Effective Date executed on behalf of MI by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of MI executing this Agreement, the Articles of Merger, the New Articles, or any other agreement, certificate or other instrument executed pursuant hereto, and (iv) a copy of the New Articles of MI, certified by the Secretary of State of Minnesota, and certificates of good standing from the Secretary of State of Minnesota evidencing the good standing of MI in such jurisdiction.

        (j) Shareholder Approval. This Agreement and the Merger shall have been approved by the Requisite AIQ Shareholder Vote.

        (k) Other Agreements And Resignations. Each of the officers and non-continuing directors of MI immediately prior to the Effective Time shall deliver duly executed resignations from their positions with MI effective immediately after the Effective Time.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

        8.1. TERMINATION. This Agreement may be terminated prior to the Effective Date:

        (a) by mutual consent of AIQ and MI, if the Board of Directors of each so determines by vote of a majority of the members of its entire board;

        (b) by either AIQ or MI, if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement, or if any of the conditions to such party's obligation to consummate the transactions contemplated in this Agreement shall have become impossible to satisfy as a result of no negligent or willful action by such party;

        (c) by either AIQ or MI, if (i) the Merger and this Agreement is not duly approved by the shareholders of each of AIQ or MI, including if a shareholder meeting is not held as contemplated by the first sentence of SECTION 6.9, or (ii) the Reincorporation Merger is not approved by the shareholders of MI, including if a shareholder meeting is not held as contemplated by the first sentence of SECTION 6.9;

        (d) by either AIQ or MI if the number of Dissenting Shares of either company is equal to three (3) percent or more of the total number of shares of AIQ Common Stock or MI Common Stock, respectively, issued and outstanding at the time of the respective meetings of shareholders of AIQ and MI contemplated by
SECTION 6.9;

        (e) by MI, if the number of Dissenting Shares in the sale of assets of MI is equal to three (3) percent or more of the total number of shares of MI Common Stock issued and outstanding at the time of the meeting of shareholders of MI contemplated by SECTION 7.1(a).

        (f) by either AIQ or MI if the Effective Date is not on or before April 16, 2001, or such later date as AIQ and MI may mutually agree (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party's obligations under this Agreement); or

        (g) by MI or AIQ if, after the date hereof, there shall have been a material adverse change in the financial condition or business of the other party or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such change, except to the extent such change is directly caused by the party so terminating.

        Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefor to the other party. The parties hereto acknowledge and agree that their sole remedy in the event another party hereto materially breaches any representation, warranty or covenant contained in this Agreement, shall be to terminate this Agreement as provided in paragraph (b) of this SECTION 8.1.

        8.2 AMENDMENT.

        This Agreement may not be amended except by an instrument in writing approved by the parties to this Agreement and signed on behalf of each of the parties hereto.

        8.3 WAIVER.

        At any time prior to the Effective Date, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other party hereto or (b) waive compliance with any of the agreements of the other party or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall only be effective if made in writing and duly executed by the party giving such extension or waiver.

                                   ARTICLE IX

                               GENERAL PROVISIONS

        9.1 NOTICES. All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, by fax, by telecopier, by overnight delivery service, or by registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

               If to AIQ:                   activeIQ Technologies, Inc.
                                            601 Carlson Parkway
                                            Suite 1500
                                            Minnetonka, Minnesota 55305
                                            Attn: Chairman and
                                                  Chief Executive Officer

               with copies to:              Maslon Edelman Borman & Brand, LLP
                                            3300 Wells Fargo Center
                                            90 South Seventh Street
                                            Minneapolis, Minnesota 55402
                                            Attn:  William M. Mower, Esq.

               If to MI or Merger Sub:      Meteor Industries, Inc.
                                            1401 Blake Street
                                            Suite 200
                                            Denver, Colorado 80202
                                            Attention: President and
                                                       Chief Executive Officer

               with copies to:              Perkins Coie LLP
                                            1899 Wynkoop, Suite 700
                                            Denver, Colorado  80202
                                            Attention:  Donald Salcito and
                                            Christopher J. Sutton

        All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; if delivered by registered or certified mail (postage prepaid and return receipt requested), when receipt acknowledged; if faxed or telecopied, when received, and the next day delivery after being timely delivered to a recognized overnight delivery service.

        9.2 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to Sections and Articles of this Agreement unless otherwise stated. Words such as "herein," "hereinafter," "hereof," "hereto," "hereby" and "hereunder," and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

        9.3 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party's anticipated benefits under this Agreement.

        9.4 MISCELLANEOUS. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement, and supersedes all other prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof; (b) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Minnesota, without giving effect to the principles of conflict of laws thereof; and (c) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but shall not be assignable by either party hereto without the prior written consent of the other party hereto.

        9.5 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the parties set forth herein shall not survive the consummation of the Merger, but covenants that specifically relate to periods, activities or obligations subsequent to the Merger shall survive the Merger. In addition, if this Agreement is terminated pursuant to SECTION 8.1, the covenants contained in SECTION 6.3(c) shall survive such termination.

        9.6 SCHEDULES. At least five (5) days prior to the Closing Date, the parties hereto shall deliver to all other parties hereto a list of any and all amendments to the Schedules necessary to update the Schedules from and after the date hereof.

        9.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

        9.8 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto.



     [Remainder of Page Left Intentionally Blank - Signature Page to Follow]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first written above by their respective officers.

                                       ACTIVEIQ TECHNOLOGIES, INC.



                                       By:
                                          --------------------------------------
                                          Kenneth W. Brimmer
                                          Chairman and Chief Executive Officer


                                       METEOR INDUSTRIES, INC.



                                       By:
                                          --------------------------------------
                                          Edward J. Names
                                          President and Chief Executive Officer


                                       MI MERGER, INC.




                                       By:
                                          --------------------------------------
                                          Edward J. Names
                                          President and Chief Executive Officer